UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2010

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

As previously disclosed, on March 18, 2009, Chemtura Corporation (“Chemtura” or the “Company”) and certain of its subsidiaries organized in the United States (collectively, the “Debtors”) filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On that same date, the Debtors filed a motion seeking approval of a Senior Secured Super-Priority-Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), which was approved on an interim basis by the Bankruptcy Court on March 20, 2009.  On April 28, 2009, the Company and the parties to the DIP Credit Agreement entered into Amendment No. 1 to the DIP Credit Agreement.  Amendment No. 1 provided for, among other things, (i) an increase in the outstanding amount of inter-company loans the Debtors could make to the non-debtor foreign subsidiaries of the Company from $7.5 million to $40 million; (ii) a reduction in the required level of borrowing availability under the minimum availability covenant; and (iii) the elimination of the requirement to pay additional interest expense if a specified level of accounts receivable financing was not available to the Company’s European subsidiaries.  On April 29, 2009, the Bankruptcy Court granted final approval of the DIP Credit Agreement, as amended pursuant to Amendment No. 1.

As previously disclosed, on July 13, 2009, the Company and the parties to the DIP Credit Agreement entered into Amendment No. 2 to the DIP Credit Agreement subject to approvals by the Bankruptcy Court and the Company’s Board of Directors which approvals were obtained on July 14 and July 15, 2009, respectively.  The DIP Credit Agreement was amended to provide for, among other things, an option by the Company to extend the maturity of the DIP Credit Agreement for two, consecutive three month periods.  Prior to Amendment No. 2, the DIP Credit Agreement matured on the earlier of 364 days, the effective date of a plan of reorganization or the date of termination in whole of the Commitments (as defined in the DIP Credit Agreement).

As previously disclosed, on December 23, 2009, the Company entered into a Share and Asset Purchase Agreement (“SAPA”) with SK Atlas, LLC and SK Capital Partners II, LP (collectively “SK”).  As provided in the SAPA, the Company agreed to sell to SK its PVC Additives Business.  The sale is subject to, among other things, the consent of the Company’s debtor-in-possession lenders.

On January 15, 2010, the Company and the parties to the DIP Credit Agreement entered into Amendment No. 3 to the DIP Credit Agreement.  The DIP Credit Agreement was amended to provide for, among other things, the consent of the Company’s debtor-in-possession lenders to the sale of the PVC Additives Business.  The Company is exploring alternative financing to the current DIP Credit Agreement.

Item 7.01. Regulation FD Disclosure

On January 15, 2010, the Company filed with the Bankruptcy Court, as required by the Bankruptcy Code, its Monthly Operating Report for the period December 1, 2009 through December 31, 2009.  The December 2009 Monthly Operating Report (the “Monthly Operating Report”) is furnished hereunder as Exhibit 99.1.

Cautionary Statements Regarding Financial and Operating Data

Chemtura cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of Chemtura or its subsidiaries, or any other affiliate of Chemtura.  The Monthly Operating Report was not audited or reviewed by independent accountants, is as prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in Chemtura’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Chemtura’s reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information might not be indicative of Chemtura’s financial condition or operating results for the period that would be reflected in Chemtura’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit Description

99.1	Monthly Operating Report for December 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:  January 15, 2010

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Monthly Operating Report for December 2009.